Exhibit 10.1

COMMON STOCK PURCHASE AGREEMENT

Private and Confidential

THIS COMMON STOCK PURCHASE AGREEMENT, (the “Agreement”) made as of the last executed date below (the “Effective Date”), by and among Charter Consulting Corp. an entity with a principle address of 4770 Biscayne Blvd., Suite 1400, Miami, FL 33137 (the “Buyer”) and Belmont Partners, LLC a Virginia limited liability company with a principal address of 360 Main Street, Washington Virginia 22747 (“Seller”), and Blue Gem Enterprises a public vehicle organized in the state of Nevada and traded under the symbol “BGEM” (the “Company”) and Escrow, LLC (“Escrow Agent”) (Buyer, Seller and Company each a “Party” and collectively the “Parties”).

W I T N E S S E T H:

WHEREAS, the Company currently has six million five hundred twenty thousand (6,520,000) common stock shares issued and outstanding and no preferred shares issued and outstanding;

WHEREAS, Seller owns a majority of the Company’s capital stock consisting of five million (5,000,000) restricted common stock shares (the “Stock”); and

WHEREAS, Buyer wishes to purchase the Stock from Seller;

NOW, THEREFORE, in consideration of the mutual promises, covenants, and representations contained herein, and subject to the terms and conditions hereof, the Parties agree as follows:

1. Agreement to Purchase and Sell.  Seller will sell to Buyer and Buyer agrees to purchase the Stock in exchange for:

a) two hundred thirty five thousand U.S. dollars ($235,000.00) together with two hundred U.S. dollars representing Buyer’s half of the Escrow Fees (the “Purchase Price”), to be paid to Seller according to the terms and conditions set forth in Section 3 herein.

b) five percent (5%) of the issued and outstanding common stock of the Company according to the terms and conditions set forth in Section 3(e) herein (the “Position”).

2. Closing.  On or about five (5) business days from the Effective Date (the “Closing”) the Parties shall perform, in order:

a) Buyer shall deliver to Seller a copy of this Agreement executed by Buyer;

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b) Seller shall deliver a fully executed copy of this Agreement to Buyer;

c) The Escrowed Funds (defined in Section 3(a) herein) shall be released to Seller;

d) The Company shall execute a resolution approving the terms of this Agreement through which Buyer, or Buyer’s designee, is appointed as a Director and Officer of the Company (the “Appointment”);

e) Buyer shall deliver to Escrow Agent the Proxy (as defined in Paragraph 4(a) herein and attached as Exhibit 1); and,

f) Seller shall deliver to Buyer the Appointment;

g) Seller shall deliver to Buyer, to the extent reasonably available to Seller, and after the full performance of Section 3(a), true and correct copies of the Company’s business, financial and corporate records including but not limited to: correspondence files, bank statements, checkbooks, minutes of shareholder and directors meetings, financial statements, shareholder listings, stock transfer records, agreements and contracts; and,

h) Seller shall deliver to Buyer, as soon as practicable after the full performance of Sections 2(a) through 2(f) herein, the stock certificate(s) evidencing the Stock.

3. Payment Terms.

a) Buyer shall place a deposit of one hundred thousand U.S. Dollars ($100,000.00) into an escrow account with the Escrow Agent on behalf of the Seller (the “Deposit”) on the Closing date.  The balance of the Purchase Price (the “Balance”) shall be due and payable on the following date (“Maturity Date”):

(i) Payment in the amount of one hundred thirty five thousand U.S. dollars ($135,000.00) on or before twenty one (21) days from the Effective Date.

b) Wire transfer of all payments hereunder shall be made on or before each payment’s respective Maturity Date by wire transfer of immediately available funds to Seller’s account as follows:

Bank Name:	Rappahannock National Bank 7 Bank Road Washington, Virginia 22747
Account Name:	Belmont Partners, LLC
Account Number:	1089129
Routing Number:	051402974

c) The Purchase Price may be prepaid in whole or in part at any time, at the option of Buyer without premium or penalty.

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d) If at anytime during the term of this Agreement Buyer shall fail to pay a payment on or before the payment’s respective Maturity Date, all outstanding principal, any accrued and unpaid interest and any other amounts due hereunder shall bear an interest rate of eighteen percent (18%) per annum from the day such interest is due hereunder through and including the final day of payment of all outstanding principal, accrued interest and other amounts due hereunder.  The payments of interest hereunder shall not be required to the extent that receipt of any such interest by the Seller would be contrary to provisions of law applicable to the Seller limiting the maximum rate of interest that may be charged or collected by the Seller.

e) Stock Position.

(i) In consideration of the benefits provided to the Company hereby, Company shall issue and deliver to Seller, such fully paid, non-assessable restricted shares of the Company’s common stock equal to a five percent (5%) post Merger (as defined in Section 15 herein) ownership interest in the Company (the “Position”).  The Position shall be based on the capital structure of the Company post Merger (taking into account any and all shares issued relating to the Merger, initial contracts, and initial acquisition of any assets), post reverse stock split (if any), post initial financing (whether that initial financing be a single round or in multiple tranches over a period of time), and after any other initial issuance of stock (including issuance to the Company’s directors and/or officers).  Buyer shall take all steps necessary to fully effectuate the provisions of this Section 3.

(ii) Certificate(s) evidencing the Position shall be issued and delivered to the Seller immediately following the actions anticipated by Section 3(e)(i) herein (the “Actions”), but in no case later than eleven (11) months following the Effective Date hereof.  In the event that all Actions have not been completed by the eleventh month anniversary of this Agreement, Seller shall transfer to Buyer shares comprising the Position on that date and shall issue additional shares as necessary following completion of the Actions.

(iii) The effective date of all Shares transferred pursuant to this Section 3 shall be the Effective Date of this Agreement and shall be memorialized on the face of the certificates evidencing such shares.

f) The Parties acknowledge and agree that the Position shall be newly issued, restricted common shares of the Company.  Buyer and Company agree to accept as valid any legal opinion of Seller’s counsel regarding the removal of restrictions from the Position.  In the event that, in one year from the date of the execution of this Agreement, the Position can not be sold in accordance with Rule 144 of the Securities Act of 1933, the Seller shall have demand registration rights on such Position at such time. In the event that Buyer does not provide for the removal of restrictions from the shares comprising the Position in accordance with Rule 144, does not recognize any opinion of Seller’s counsel regarding the removal of such restrictions, or does not register such shares, the Company and the Buyer, jointly and severally, shall pay to Seller liquidated damages in the amount of the bid price per share as of the one year anniversary of this Agreement (as reported by the national market on which the shares trade) multiplied by the number of shares in the Position.  The Parties agree that the liquidated damages hereunder are not a penalty.

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g) In consideration of the benefits provided to the Company hereby, Company and Buyer agree to be jointly and severally liable for all amounts due hereunder and all other obligations of this Stock Purchase Agreement.

4. Non-Dilutable Control Position.  In order to ensure full and timely performance under Section 3 herein, Buyer agrees that the Stock shall remain non-dilutable until full payment of the Purchase Price has been received by Seller or for the life of the Agreement to Prevent Resale and Dilution and Irrevocable Proxy Coupled with an Interest (attached hereto as Exhibit 1) (the “Proxy”), whichever is longer.  Further, Buyer and Company hereby expressly agree and understand that any issuances of stock of any series or class by the Company to any individual and/or entity whatsoever shall be subject to the Proxy.  All such newly issued shares shall prominently bear on their face a ledger indicating that such shares are subject to the Proxy.  Buyer and Company hereby expressly agree and understand that on the Closing date, Buyer, Company and Seller will all jointly and separately notify the Transfer Agent of the existence of the Proxy and the provisions of this Agreement pertaining thereto.  Buyer and Company further agree that should the Company change transfer agents, any new transfer agent will be promptly notified, prior to initiating the issuance of any new shares, of the Proxy and the provisions of this Agreement pertaining thereto.

5. Proxy.

a) In order to ensure performance under Section 3 of this Agreement, the Parties hereby recognize the Proxy as being legally binding and fully valid.  The Proxy shall be held in escrow by the Escrow Agent until such time as the Proxy may be released according to Section 5(c) herein.

b) Escrow Agent's Rights; Exculpation.  The Proxy shall be held in the possession of the Escrow Agent. The Escrow Agent shall have the authority and power to take such actions and to exercise such powers as are specifically delegated to the Escrow Agent by the terms of this Agreement, together with such other powers as are reasonably incidental thereto. The Escrow Agent shall be under no duty with respect to the Proxy except to account therefore in due course, pursuant to the terms and conditions hereof.

c) Upon notification of Buyer’s Default (as defined in Section 6 herein), the Escrow Agent shall release the Proxy to the Transfer Agent with a copy to the Seller and Company.

d) The Escrow Agent shall not be liable hereunder in its capacity as Escrow Agent, agent or bailee for any action taken or omitted by it hereunder except for its gross negligence or willful breach.

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6. Default.  The following conditions or events shall constitute events of default ("Event(s) of Default"):

a) if the Buyer shall default in the performance of or compliance with any term contained in this Agreement;

b) if the Buyer shall be in breach or otherwise default in the performance of, or compliance with, any other term contained herein and such breach or default is not remedied within three (3) days of either:

(i) an officer of the Buyer obtaining knowledge of such default;

(ii) Buyer’s Notification of such default; such notification shall be effective upon the mailing of such Notification to Buyer’s last address;

c) if any representation or warranty made in writing by or on behalf of the Buyer herein or in any instrument furnished in compliance with or in reference hereto or otherwise in connection with the transactions contemplated hereby shall prove to have been false or incorrect in any material respect on the date as of which made;

d) if the Buyer or any Subsidiary shall be in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or interest on any indebtedness with a principal amount in excess of fifty thousand dollars ($50,000.00) (other than this Agreement) or in the performance of or compliance with any term of any evidence of any such indebtedness or of any mortgage, indenture or other agreement relating thereto the effect of which is to cause such indebtedness to become due and payable before its stated maturity or before its regularly scheduled dates of payment, and such default, event or condition shall continue for more than the period of grace, if any, specified therein and shall not have been waived pursuant thereto;

e) if the Buyer or any Subsidiary shall:

(i) be generally not paying its debts as they become due;

(ii) file, or consent by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction;

(iii)  make an assignment for the benefit of its creditors;

(iv) consent to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property;

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(v) be adjudicated an insolvent or be liquidated; or,

(vi) take corporate action for the purpose of any of the foregoing;

f) if a court or governmental authority of competent jurisdiction shall enter an order appointing, without consent by the Buyer or any Subsidiary, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding-up or liquidation of the Buyer or any Subsidiary, or if any such petition shall be filed against the Buyer of any Subsidiary and such petition shall not be dismissed within thirty (30) days; or,

g) if a final judgment which, with other outstanding final judgments against the Buyer and the Subsidiaries, exceeds fifty thousand dollars ($50,000.00) shall be entered against the Buyer or any Subsidiary and if, within sixty (60) days after entry thereof, such judgment shall not have been discharged or execution thereof stayed pending appeal, or if, within sixty (60) days after the expiration of any such stay, such judgment shall not have been discharged.

7. Remedies on Default.

a) Upon the occurrence of any Event of Default, the Seller may proceed to protect and enforce its rights by suit in equity, action at law and/or other appropriate proceeding either for specific performance of any covenant, provision or condition contained in this Agreement, or in aid of the exercise of any power granted in this Agreement, and (unless there shall have occurred an Event of Default under Section 6(d) or 6(e), in which case the unpaid balance due hereunder shall automatically become due and payable) may at its sole option and with no further notice to the Buyer declare all or any part of the unpaid principal amount of the Agreement then outstanding to be forthwith due and payable, and thereupon such unpaid principal amount or part thereof, together with interest accrued thereon and all other sums, if any, payable under this Agreement shall become so due and payable without presentation, presentment, protest or further demand or notice of any kind, all of which are hereby expressly waived, and the Seller may proceed to enforce payment of such amount or part thereof in such manner as Seller may elect.

b) Annulment of Defaults. An Event of Default shall not be deemed to be in existence or to have occurred for any purpose of this Agreement until the expiration of any and all grace periods under this Agreement or if the Seller shall have waived such event in writing or stated in writing that such event has been cured to its reasonable satisfaction. No waiver or statement of satisfactory cure pursuant to this Section 7(b) shall extend to or affect any subsequent or other Event of Default not specifically identified in such waiver or statement of satisfactory cure or impair any other rights of the Seller herein.

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c) Discretionary Release.  Seller may, at Seller’s sole discretion, instruct the Escrow Agent to release the Proxy in accordance with Section 8 herein if any Event of Default shall have been in existence for a period of ten (10) days.

8. Proxy Release.

a) Upon any Event of Default, and subject to the terms and limitations of Sections 6(c) herein, the Seller shall instruct the Escrow to release the Proxy to the Company.

b) Upon any Event of Default, Seller may at its sole discretion deliver notice of default to the Escrow Agent and Buyer.  Immediately upon receipt of the Notice of Default, the Escrow Agent shall deliver the Proxy to the Transfer Agent with a copy to the Seller and Company, thereby affording Seller all the rights defined in the Proxy as referenced in Section 5 herein.

9. Transfer Agent.

a) Buyer agrees that Pacific Stock Transfer, LLC (the “Transfer Agent”) shall act as the Company’s sole transfer agency, and Transfer Agent shall have full power and authority to act on behalf of the Company in connection with the issuance, transfer, exchange and replacement of all of the Company’s stock certificates.

b) Transfer Agent shall have full power and authority to act according to the Irrevocable Proxy.

10. Collections.  Should the indebtedness represented by this Agreement or any part thereof be collected at law or in equity, or in bankruptcy, receivership or any other court proceedings (whether at the trial or appellate level), or should any amount due under this Agreement be placed in the hands of attorneys for collection upon default, Buyer agrees to pay, in addition to the principal, premium and interest due and payable hereon, all costs of collection, including reasonable attorneys’ fees and expenses.

11. Representations and Warranties of Seller.  Seller hereby represents and warrants, for a period of twelve (12) months from the Effective Date, to Buyer that the statements in the following paragraphs of this Section 11 are all true and complete as of the date hereof:

a) Title to Stock.  Seller is the record and beneficial owner and has sole managerial and dispositive authority with respect to the Stock and has not granted any person a proxy that has not expired or been validly withdrawn.  The sale and delivery of the Stock to Buyer pursuant to this Agreement will vest in Buyer the legal and valid title to the Stock, free and clear of all liens, security interests, adverse claims or other encumbrances of any character whatsoever (“Encumbrances”) (other than Encumbrances created by Buyer and restrictions on resales of the Stock under applicable securities laws).

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b) Liabilities of the Company. Seller makes no representation as to the existence or non-existence of liabilities of the Company except as explicitly stated in this Agreement. Buyer is solely responsible for conducting its own due diligence with respect to the Company and its liabilities and for gathering enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that:

(i) Seller has made no representations with respect to the Company or its status except as explicitly stated in this Agreement; and,

(ii) the Company is being sold “as is”.

c) Full Power and Authority. Seller represents that it has full power and authority to enter into this Agreement.

12. Representations and Warranties of Buyer. Buyer hereby represents and warrants to Seller that the statements in the following paragraphs of this Section 12 are all true and complete as of the date hereof:

a) Affidavit of Source of Funds. Prior to each transfer to Seller or each deposit into escrow, Buyer shall execute an Affidavit of Source of Funds (attached hereto as Exhibit 8), which attests that the funds to be transferred are not the proceeds of nor are intended for or being transferred in the furtherance of any illegal activity or activity prohibited by federal or state laws. Such activity may include, but is not limited to: tax evasion; financial misconduct; environmental crimes; activity involving drugs and other controlled substances; counterfeiting; espionage; kidnapping; smuggling; copyright infringement; entry of goods into the United States by means of false statements; terrorism; terrorist financing or other material support of terrorists or terrorism; arms dealing; bank fraud; wire fraud; mail fraud; concealment of assets or any effort by conspiracy or otherwise to defeat, defraud or otherwise evade, any party or the Court in a bankruptcy proceeding, a receiver, a custodian, a trustee, a marshal, or any other officer of the court or government or regulatory official; bribery or any violation of the Foreign Corrupt Practices Act; trading with enemies of the United States; forgery; or fraud of any kind.  Buyer further warrants that all transfers of monies will be in accordance with the Money Laundering Control Act of 1986 as amended.

b) Exempt Transaction.  Buyer understands that the offering and sale of the Stock is intended to be exempt from registration under the Securities Act of 1933, as amended (the “Act”) and exempt from registration or qualification under any state law.

c) Full Power and Authority.  Buyer represents that it has full power and authority to enter into this Agreement.

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d)  Stock.  The Stock to be purchased by Buyer hereunder will be acquired for investment for Buyer’s own account, not as a nominee or agent, and not with a view to the public resale or distribution thereof, and Buyer has no present intention of selling, granting any participation in, or otherwise distributing the same.

e) Information Concerning the Company.  Buyer has conducted its own due diligence with respect to the Company and its liabilities and believes it has enough information upon which to base an investment decision in the Stock.  Buyer acknowledges that Seller has made no representations with respect to the Company, its status, or the existence or non-existence of liabilities in the Company except as explicitly stated in this Agreement.  Buyer is taking the Company “as is” and acknowledges and assumes all liabilities of the Company.

f) Investment Experience.  The Buyer understands that purchase of the Stock involves substantial risk.  The Buyer:

(i) has experience as a purchaser in securities of companies in the development stage and acknowledges that he can bear the economic risk of Buyer’s investment in the Stock; and,

(ii) has such knowledge and experience in financial, tax, and business matters so as to enable Buyer to evaluate the merits and risks of an investment in the Stock, to protect Buyer’s own interests in connection with the investment and to make an informed investment decision with respect thereto.

g) No Oral Representations.  No oral or written representations have been made other than or in addition to those stated in this Agreement. Buyer is not relying on any oral statements made by Seller, Seller's representatives, employee’s or affiliates in purchasing the Stock.

h) Restricted Securities.  Buyer understands that the Stock is characterized as “restricted securities” under the Act inasmuch as they were acquired from the Company in a transaction not involving a public offering.

i) Opinion Necessary.  Buyer acknowledges that if any transfer of the Stock is proposed to be made in reliance upon an exemption under the Act, the Company may require an opinion of counsel satisfactory to the Company that such transfer may be made pursuant to an applicable exemption under the Act.  Buyer acknowledges that a restrictive legend appears on the Stock and must remain on the Stock until such time as it may be removed under the Act.

j) Shareholder Value. Buyer represents that Buyer intends to implement a business plan designed to return value to the shareholders of the Company.

k) Compliance.  Buyer shall comply with all applicable securities laws, rules and regulations regarding this Agreement, the Merger and all related transactions, including but not limited to filing any forms required by the U.S. Securities and Exchange Commission.

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l) Proxy.  Company and Buyer recognize the Proxy as being legally binding and fully valid.  Company and Buyer hereby knowingly, and to the fullest extent, waive any and all objections to the validity or execution of the Proxy.

13. Covenant Not to Sue; Indemnification.

a) In consideration of this Agreement and the consideration to Buyer and Company granted herein, Buyer and Company covenant and agree, for themselves and for their agents, employees, legal representatives, heirs, executors or assigns (the “Buyer Covenantors”), to refrain from making, directly or indirectly, any claim or demand, or to commence, facilitate commencement or cause to be prosecuted any action in law or equity against Seller, its members, officers, directors, agents, employees, attorneys, accountants, consultants subsidiaries, successors, affiliates and assigns (collectively the “Seller Covenantees”), on account of any damages, real or imagined, known or unknown, which Buyer Covenantors ever had, has or which may hereafter arise with respect to any and all disputes, differences, controversies or claims arising out of or relating to this Agreement and the transactions contemplated hereby, including but not limited to any question regarding the existence, content, validity or termination of this Agreement. The terms and conditions of this Section 13(a) shall be a complete defense to any action or proceeding that may be brought or instituted by Buyer Covenantors against the Seller Covenantees, and shall forever be a complete bar to the commencement or prosecution of any action or proceeding with regard to this Agreement by Buyer Covenantors against the Seller Covenantees.

b) Indemnification. Buyer Covenantors shall indemnify and hold harmless the Seller Covenantees from and against any and all losses, damages, expenses and liabilities (collectively “Liabilities”) or actions, investigations, inquiries, arbitrations, claims or other proceedings in respect thereof, including enforcement of this Agreement (collectively “Actions”) (Liabilities and Actions are herein collectively referred to as “Losses”).   Losses include, but are not limited to all reasonable legal fees, court costs and other expenses incurred in connection with investigating, preparing, defending, paying, settling or compromising any suit in law or equity arising out of this Agreement or for any breach of this Agreement notwithstanding the absence of a final determination as to a Buyer’s  obligation to reimburse any of Seller Covenantees for such Losses and the possibility that such payments might later be held to have been improper.

14. Governing Law.  This Agreement shall be governed by and construed in accordance with the laws of the Commonwealth of Virginia, U.S.A. without giving effect to any other choice or conflict of law provision that would cause the application of the laws of any other jurisdiction other than the Commonwealth of Virginia.

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15. Merger and Exchange of Stock.  Buyer shall, as soon as practicable, and in no case later than ten (10) days from the Closing, effect a merger (the “Merger”) between the Company and a target corporation (the “Sub”).  The Company shall be the surviving corporation of the Merger, and shall continue unimpaired by the Merger.  Upon Merger, the Company shall succeed to and shall possess all the assets, properties, rights, privileges, powers, franchises, immunities and purposes, and be subject to all the debts, liabilities, obligations, restrictions and duties of the Sub.

16. Term / Survival.  The terms of this Agreement shall be effective as of the Effective Date, and continue until such time as the payment of the Purchase Price and all other amounts due hereunder are fully satisfied, however; the terms, conditions, and obligations of Sections 11, 12, 13, 14, 27 and 28 hereof shall survive the termination of this Agreement.

17. Successors and Assigns.  The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, except that Buyer may not assign or transfer any of its rights or obligations under this Agreement.

18. Counterparts.                                This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same agreement.  A telefaxed copy of this Agreement shall be deemed an original.

19. Headings.  The headings used in this Agreement are for convenience of reference only and shall not be deemed to limit, characterize or in any way affect the interpretation of any provision of this Agreement.

20. Costs, Expenses. Each party hereto shall bear its own costs in connection with the preparation, execution and delivery of this Agreement.

21. Modifications and Waivers.  No change, modification or waiver of any provision of this Agreement shall be valid or binding unless it is in writing, dated subsequent to the Effective Date of this Agreement, and signed by both the Buyer and Seller. No waiver of any breach, term, condition or remedy of this Agreement by any party shall constitute a subsequent waiver of the same or any other breach, term, condition or remedy.  All remedies, either under this agreement, by law, or otherwise afforded the Buyer shall be cumulative and not alternative.

22. Severability.  If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision(s) shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such provision(s) were so excluded and shall be enforceable in accordance with its terms.

23. Termination.  Buyer or Seller may, upon written notice to the other party, terminate this Agreement upon their own discretion prior to any funds being released from escrow.  Upon the release of any funds from escrow, this termination clause is null and void.

24. Entire Agreement.   This Agreement constitutes the entire agreement and understanding of the parties with respect to the subject matter hereof and supersedes any and all prior negotiations, correspondence, agreements, understandings duties or obligations between the parties with respect to the subject matter hereof.

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25. Further Assurances.  From and after the date of this Agreement, upon the request of the Buyer or Seller, Buyer and Seller shall execute and deliver such instruments, documents or other writings as may be reasonably necessary or desirable to confirm and carry out and to effectuate fully the intent and purposes of this Agreement.

26. Notices. All notices or other communications required or permitted by this Agreement shall be in writing and shall be deemed to have been duly received:

a) if given by telecopier, when transmitted and the appropriate telephonic confirmation received if transmitted on a business day and during normal business hours of the recipient, and otherwise on the next business day following transmission,

b) if given by certified or registered mail, return receipt requested, postage prepaid, three business days after being deposited in the U.S. mails and

c) if given by courier or other means, when received or personally delivered, and, in any such case, addressed as indicated herein, or to such other addresses as may be specified by any such Person to the other Person pursuant to notice given by such Person in accordance with the provisions of this Section 26.

27. Insider Trading.  Seller and Buyer hereby certify that they have not themselves, nor through any third parties, purchased nor caused to be purchased in the public marketplace any publicly traded shares of the Company.  Seller and Buyer further certify they have not communicated the nature of the transactions contemplated by the Agreement, are not aware of any disclosure of non public information concerning said transactions, and are not a party to any insider trading of Company shares.

28. Binding Arbitration.  In the event of any dispute, claim, question, or disagreement arising from or relating to this agreement or the breach thereof, the Parties hereto shall use their best efforts to settle the dispute, claim question, or disagreement. To this effect, they shall consult and negotiate with each other in good faith and, recognizing their mutual interests, attempt to reach a just and equitable solution satisfactory to both parties. If they do not reach such a solution within a period of sixty (60) days, then, upon notice by either party to the other, all disputes, claims, questions, or disagreements shall be settled by arbitration administered by the American Arbitration Association in accordance with its Commercial Arbitration Rules including the Optional Rules for Emergency Measures of Protection, and judgment on any award rendered by the arbitrator(s) may be entered in any court having jurisdiction thereof.

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In Witness Whereof, the Parties hereto have executed this Agreement as of the last date written below.

SELLER                                                                                                                 BUYER

BELMONT PARTNERS, LLC                                                                                                       CHARTER CONSULTING CORP.

__________________________________                                                                            ______________________________
By:  Joseph Meuse, Managing Member                                                                                     By: Allan Sepe, _________________
Date: ______________________                                                                                             Date: ____________________________

COMPANY

BLUE GEM ENTERPRISES

______________________________
By: Joseph Meuse, Director
Date: ______________________

ESCROW AGENT

ESCROW, LLC

____________________________
By: _______________, ___________
Date: _______________________

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